Exhibit 10.1

DIVIDEND REINVESTMENT PLAN

Hercules Capital, Inc., a Maryland corporation (the “Company”), hereby adopts the following plan (the “Plan”) with respect to dividends and distributions declared by its Board of Directors (the “Board”) on shares of its common stock, par value $0.001 per share (the “Common Stock”):

Unless a stockholder specifically elects to receive cash as set forth below, all cash dividends and distributions hereafter declared by the Board shall be payable in shares of the Common Stock of the Company, and no action shall be required on such stockholder’s part to receive a distribution in stock.

Such cash dividends and distributions shall be payable on such date or dates as may be fixed from time to time by the Board to stockholders of record at the close of business on the record date(s) established by the Board for the dividend and/or distribution involved.

The Company intends to use primarily newly-issued shares of its Common Stock to implement the Plan, whether its shares are trading at a premium or at a discount to net asset value however, the Company reserves the right to purchase shares in the open market in connection with its obligations under the Plan. If dividends and distributions are reinvested in newly-issued shares, then the number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of the Company’s Common Stock at the close of regular trading on the New York Stock Exchange on the record date fixed by the Board for such distribution on the New York Stock Exchange or, if no sale is reported for such day, at the average of their reported bid and asked prices. If dividends and distributions are reinvested in shares purchased on the open market, then the number of shares received by a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the weighted average price per share for all shares purchased by the Plan Administrator on the open market in connection with such distribution.

A stockholder may, however, elect to receive his, her or its dividends and distributions in cash. To exercise this option, such stockholder shall notify Computershare Trust Company, N.A., the plan administrator (the “Plan Administrator”), so that such notice is received by the Plan Administrator prior to the record date fixed by the Board for the dividend and/or distribution involved for the payment to be paid in cash. If such notice is received by the Plan Administrator after the record date, then that dividend will be reinvested pursuant to the terms of the Plan and any subsequent dividends will be paid in cash.

The Plan Administrator will set up an account for shares acquired pursuant to the Plan for each stockholder who has not so elected to receive dividends and distributions in cash (each a “Participant”). The Plan Administrator may hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan Administrator’s name or that of its nominee. Upon request by a Participant, received prior to a record date, the Plan Administrator will promptly terminate the Participant’s account and, instead of crediting shares to and/or carrying shares in a Participant’s account, will issue a certificate registered in the Participant’s name for the number of whole shares registered to the Participant and a check for any fractional interest, the value of which will be calculated using the market value of the Company’s shares determined in accordance with Section 3 hereof, less any fees If a request to terminate a Participant’s account is received by the Plan Administrator after a payment date, the Plan Administrator, in its sole discretion, may either distribute such dividends and distributions in cash or reinvest them in shares on behalf of the terminating Participant. If such dividends are reinvested, the Plan Administrator will process the termination as soon as practicable, but in no event later than five business days after the reinvestment is completed .

Upon request by a Participant, the Plan Administrator will issue a certificate registered in the Participant’s name for the number of whole shares registered to the Participant without terminating the Participant’s account. Issuance of certificates may be subject to a transaction fee. Please contact the Plan Administrator at www.computershare.com/investor or at 1-800-736-3001 to determine at if there is a certificate issuance fee.

The Plan Administrator will confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable after the date of each acquisition. Although each Participant may from time to time have an undivided fractional interest (computed to six decimal places) in a share of Common Stock of the Company, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Administrator will adjust for any such undivided fractional interest in cash at the market value of the Company’s shares at the time of termination.

The Plan Administrator will forward to each Participant any Company-related proxy solicitation materials and each Company report or other communication to stockholders and will vote any shares held by it under the Plan in accordance with the instructions set forth on proxies returned by Participants to the Company.

In the event that the Company makes available to its stockholders rights to purchase additional shares or other securities, the shares held by the Plan Administrator for each Participant under the Plan will be added to any other shares held by the Participant in certificated form in calculating the number of rights to be issued to the Participant.

The Plan Administrator’s fees, if any, for purchases made pursuant to the Plan, and expenses for administering the Plan will be paid for by the Company.

Each Participant may terminate his, her or its account under the Plan by so notifying the Plan Administrator via the Plan Administrator’s website at www.computershare.com/investor, by filling out the transaction request form located at the bottom of the Participant’s Statement and sending it to Computershare Trust Company, N.A., Attn: Investment Services Department, P.O. Box 43006 , Providence, RI 02940-3006 or by calling the Plan Administrator at 1-800-736-3001. See sixth paragraph of these Terms and Conditions for termination procedures. The Plan may be terminated by the Company upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Company. Upon any termination, the Plan Administrator will cause a certificate or certificates to be issued for the full shares held for the Participant under the Plan and a cash adjustment for any fractional share to be delivered to the Participant less any applicable fees .

You may sell some or all of your shares of Hercules Capital, Inc. common stock held in your Plan account, even if you are not withdrawing from this Plan. You may sell your shares either through your broker or through the Plan Administrator. If you elect to sell through a broker that you have selected, you must first request the Plan Administrator to move your shares to the Direct Registration System and then have your broker request the Plan Administrator to electronically transfer the number of whole shares you want to sell through the DRS Profile System.

Alternatively, you may request the Plan Administrator to send you a certificate representing the number of shares you want to sell. Issuance of a stock certificate may be subject to a transaction fee. The Plan Administrator will generally move your shares to DRS or issue certificates for your shares approximately three business days after your request is received. Alternatively, you may send the Plan Administrator a request to sell some or all of the shares held in your Plan account.

You have the following choices when making a sale:

Batch Order: A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sales requests received in writing will be submitted as batch order sales. The Plan Administrator will cause your shares to be sold in the open market within five business days of its receipt of your request. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose, the Plan Administrator may combine each selling Plan Participant’s shares with those of other selling Plan Participants. In every case of a batch order sale, the price to each selling Plan Participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $25 and a fee of $0.12 per share sold.

Market Order: A market order is a request to sell shares promptly at the then current market price. You may request a market order sale only online at www.computerhsare.com/investor by calling the Plan Administrator directly at 1-800-736-3001. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator’s broker, less a service fee of $25 and a fee of $0.12 per share sold. The Plan Administrator will use commercially reasonable efforts to honor requests by Participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan

Administrator directly at 1-800-736-3001. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.

Day Limit Order: A day limit order is an order to sell shares when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares of common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001 . There is a service fee of $25 and a fee of $0.12 per share sold for each Day Limit Order sale.

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day during which the market is open a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-736-3001. There is a service fee of $25 and a fee of $0.12 per share sold for each Good-til-Cancelled Limit Order sale.

General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15. All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact The Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after your sale transaction has settled. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than The Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made. Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator to sell shares for a market order or a batch order sale are binding and may not be rescinded.

Any shares issued in connection with a stock dividend or stock split declared by the Company will be added to the Participant’s account with the Plan Administrator. Transaction processing may be curtailed or suspended until the completion of such stock split or payment of such stock dividend.

These terms and conditions may be amended or supplemented by the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of his, her or its account under the Plan. Any such amendment may include an appointment by the Plan Administrator in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Administrator under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving dividends and distributions, the Company will be authorized to pay to such successor agent, for each Participant’s account, all dividends and distributions payable on shares of the Company held in the Participant’s name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

The Plan Administrator will at all times act in good faith for all purchases and sales and will use its commercially reasonable best efforts to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Administrator’s gross negligence, bad faith, or willful misconduct or that of its employees or agents. In no event shall the Company, the Plan Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.

A Participant may request to have some or all of the Participant’s shares certificated or sold without terminating his, her or its account with the Plan Administrator.

A Participant may deposit certificated shares into the Participant’s account with the Plan Administrator at any time. Certificated shares may be deposited into the plan, to be held in book-entry form by the Plan Administrator, by delivering with a letter of instruction and such certificates to the Plan Administrator. These certificates should not be endorsed. We strongly recommend that certificates be sent by registered or certified mail, with adequate insurance. However, the method used to submit certificates to the Plan Administrator is at your option and risk.

These terms and conditions shall be governed by the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

September 22, 2022